PERKIN ELMER/QUANTECH LICENSE AGREEMENT


Effective Date:                                      June 29, 1998

PARTIES:

Quantech, Ltd.                                       ("Quantech")
a Minnesota corporation
1419 Energy Park Drive
Saint Paul, Minnesota 55108

The Perkin Elmer Corporation                         ("PE")
a New York corporation
761 Main Avenue
Norwalk, Connecticut 06589-0001


RECITALS:


     A. Quantech and PE are parties to an agreement dated 16 December 1997 (the "December Agreement") relating to certain SPR technology.

     B. PE wishes to grant to Quantech a license to certain PE technology (as described in US provisional patent application no. 60/069,356, entitled "Surface Plasmon Array System") which preceded and was therefore excluded from the December Agreement that Quantech will use in conjunction with its SPR Technology (as defined in the December Agreement).

     C. Quantech desires to acquire such a license from PE to enable it to make, use and sell devices incorporating the PE Technology.

The Parties therefore agree as follows:


1.   DEFINITIONS

     As used herein, the following words shall have the designated meanings:

     1.1. "Affiliate" means a Person who, directly or indirectly, controls, is controlled by, or is under common control with the specified entity.

     1.2. "Calendar Quarter" means each three-month period ending March 31, June 30, September 30 and December 31.

     1.3. "Consumable" means parts incorporating or designed to utilize grating-coupled SPR Technology on which chemical analysis is conducted. It is to be understood that Consumables shall not include any instrument necessary for conducting the chemical analysis.

     1.4. "Instrument" means read-out instruments incorporating or designed to utilize PE Technology which are used to conduct chemical analysis.

     1.5. "Joint  Invention"  means any  invention  made jointly by at least one
          employee  or  Assignor  of  each  party.   Assignors  are  defined  as
          non-employees who are required to assign inventions to a party.

     1.6. "Licensed   Products"  means  any  Licensed   Consumable  or  Licensed
          Instrument.

     1.7. "Licensed Consumable" means any Consumable which employs grating-coupled SPR Technology and (i) but for the license granted herein, the manufacture, use or sale of which would infringe any Patent Rights; or (ii) is produced through the use of or otherwise incorporates PE Confidential Information which has been disclosed to Quantech in furtherance of the present Agreement.

     1.8. "Licensed Instrument" means any Instrument which employs grating-coupled SPR Technology and (i) but for the license granted herein, the manufacture, use or sale of which would infringe any Patent Rights; or (ii) is produced through the use of or otherwise incorporates PE Confidential Information which has been disclosed to Quantech in furtherance of the present Agreement.

     1.9. "Medical Diagnostics" means those fields, applications and products which: (i) under current laws and regulations as of the Effective Date, require United States Food and Drug Administration approval for sale or distribution or would require such approval if the application or product incorporating the application or field were to be sold in the United States; and/or (ii) are useful in veterinary medicine for the treatment of animals.

     1.10."Net Sales" means  Quantech's  gross  receipts  from sales of Licensed
          Products, less actual transportation costs, taxes, and credits for returns.

     1.11."Nucleic Acid Diagnostics" means Medical Diagnostics which involve the identification and/or quantification of nucleic acids and research applications and products which involve the identification and/or quantification of nucleic acids.

     1.12."Patent  Rights" means claims which provide or which,  upon  issuance, would provide a right to sue infringers and which result or are derived from US provisional patent application no. 60/069,356, entitled "Surface Plasmon Array System" (the "Provisional Patent Application"), together with any continuations, continuations-in-part relating to substantially the same subject matter as the Provisional Patent Application, divisions, reissues and/or extensions thereof and any foreign counterparts to such patents and applications, including any US or foreign patents which may issue on any such application.

     1.13."PE  Confidential  Information"  means all PE Technology  disclosed to
          Quantech under the present Agreement, but excluding any information which i) is generally available to the public or becomes generally available to the public through no act or failure to act of Quantech, or ii) Quantech can demonstrate it possessed prior to PE's disclosure thereof to Quantech.

     1.14."PE Intellectual Property" means PE's proprietary information as described in the Provisional Patent Application.

     1.15."PE  Technology"  means  the  Patent  Rights  and the PE  Intellectual
          Property, together with all information provided by PE to Quantech in furtherance of its obligations to provide technical assistance to Quantech under Section 3.1 below.

     1.16."Person" shall mean any natural person, corporation, partnership, trust, joint venture or other entity.

     1.17."Quantech  Confidential  Information" means all Quantech  Intellectual
          Property disclosed to PE under the present Agreement, but excluding any information which i) is generally available to the public or becomes generally available to the public through no act or failure to act of PE, or ii) PE can demonstrate it possessed prior to Quantech's disclosure thereof to PE.

     1.18."Quantech   Intellectual   Property"  means   Quantech's   proprietary
          information (including, but not limited to, data, substances, processes, materials, formulae, know how, trade secrets, computer programs, software, firmware, and inventions) relating to grating-coupled SPR Technology which exists as of the Effective Date of this Agreement or which Quantech develops or in which Quantech acquires an interest during the term of this Agreement.

     1.19."Quantech  License" means those licenses  granted by PE to Quantech in
          Section 2 below.

     1.20."Quantech Sublicensee" means a third party to which Quantech has granted a sublicense under Section 2 to manufacture Licensed Products and to sell such manufactured Licensed Products to a party other than Quantech.

     1.21."Quantech   Sublicensee   Royalties"  means  all  monies  received  by
          Quantech from a Quantech Sublicensee under an agreement sublicensing the rights granted to Quantech in this Agreement, less any monies received from the Quantech Sublicensee solely to compensate Quantech for research or consulting services.

     1.22."Royalty  Year"  means a calendar  year  except for the first  Royalty
          Year, which shall be that period of time between the Effective Date of this Agreement and 31 December 1998.

     1.23."Royalty-Bearing Instrument" means any Licensed Instrument which does not utilize a new Consumable for each sample. In the case of an instrument that combines licensed and unlicensed technologies, the royalty shall apply uniquely to the detector portion of the instrument and royalties will be paid only if such detector contains PE Technology. The detector includes a grating-coupled SPR, optics, and a sample holder.

     1.24. "SPR" means surface plasmon resonance.

     1.25."SPR Technology" means the use of thin conductive films on a surface or surfaces of a grating or other diffracting substrate to conduct chemical analysis.

     1.26. "Territory" means the world.

     1.27."Total   Royalties"  means  the  sum  of  the  Consumable   Royalties,
          Instrument Royalties and Sublicense Royalties defined in Section 4.1 of this Agreement.


2.   LICENSE TO QUANTECH

     2.1. Quantech License. Subject to the terms and conditions of this Agreement, PE hereby grants to Quantech an exclusive license (the "Quantech License") under the PE Technology and PE Intellectual Property upon the terms and conditions of this Agreement to make, have made for it, use, and sell Licensed Products throughout the Territory for use only in the field of Medical Diagnostics, but excluding Nucleic Acid Diagnostics.

     2.2. Quantech's Right to Sublicense. Quantech shall have the right to sublicense its rights under the Quantech License, provided that no such sublicense shall be granted unless PE has first approved the terms of the sublicense agreement, which approval shall not be withheld unreasonably.


3.   TECHNICAL ASSISTANCE

     3.1. Technical  Assistance  to Quantech.  Within thirty (30) days after the effective date of this Agreement, PE shall deliver to Quantech such documentation as is reasonably available reflecting the PE Technology and the PE Intellectual Property. PE shall provide Quantech with reasonable access to its ongoing development of the invention described in the Provisional Patent Application, including the ability to review actual prototypes and any schematic diagrams or other documentation pertaining thereto. PE shall also provide further technical assistance to Quantech upon Quantech's reasonable request to enable Quantech to manufacture the Licensed Products, but excluding 1) any confidential information of a third party which PE is prevented from disclosing to Quantech under an obligation of confidentiality to a third party or 2) any license PE obtains under a third party's technology unless that license permits PE to sublicense to Quantech the third party's technology.

          While PE will strive to provide such further technical assistance promptly, there may be occasions when PE personnel cannot reasonably be spared from their regular duties, and Quantech acknowledges that PE cannot and does not warrant that it will be able to provide such technical assistance at the particular times requested by Quantech.

     3.2. Ownership of Inventions. Each party shall own an undivided one-half interest in Joint Inventions. Each inventor shall assign all rights in a Joint Invention to PE and PE shall assign (and hereby does assign) an undivided one-half interest in each such Joint Invention to Quantech. If either party deems it appropriate, the parties shall retain mutually acceptable patent counsel to render an opinion as to the patentability of a Joint Invention and to prepare, file, and prosecute such patent applications as may reasonably be required to provide protection for such Joint Inventions. With respect to Joint Inventions, PE shall not grant any license under its rights therein to any third party to make, have made, use or sell Medical Diagnostics and Quantech shall not grant any license under its rights therein to any third party to make, have made, use or sell products which are not Medical Diagnostics. Should either party choose to bring suit for infringement by a third party of any patent in a Joint Invention, the party bringing suit shall have the right to joint the other party as a party to the suit to the extent required by law, provided the party bringing suit must indemnify, defend and hold the other party harmless against any costs, fees, damages, liabilities or other expenses relating thereto. The parties agree to execute and exchange upon request such documents as may be necessary or desirable to carry out the provisions of this Section 3.2. Each party shall have the right to practice in its respective field Joint Inventions throughout the Territory without accounting to the other party.


4.   ROYALTIES AND REPORTS

     4.1. Royalties. Quantech shall pay Total Royalties on sales of Licensed Products as follows:

          a) Quantech shall pay Consumable Royalties of 8% of Quantech's Net Sales of Licensed Consumables. Quantech shall pay such Consumable Royalties for Licensed Consumables disclosed in the Provisional Patent Application and claimed in any other patent application giving rise to Patent Rights; provided, however, that if no patent claiming priority from the Provisional Patent Application actually issue in the United States, Japan or the European Patent Office within the first five (5) Royalty Years, the Consumable Royalty shall be reduced to 4% of Quantech's Net Sales of Licensed Consumables until such date as PE notifies Quantech in writing that such a patent has been issued by at least one of the United States, Japan and the European Patent Office. On any such date, the Consumable Royalties on any Licensed Consumable falling within the scope of any claim of such issued patent shall again be 8% of Quantech's Net Sales of Licensed Consumables.

          b) Quantech shall pay Instrument Royalties of 4% on Quantech's Net Sales of Royalty-Bearing Instruments. Quantech shall pay such Instrument Royalties for Royalty-Bearing Instruments disclosed in the Provisional Patent Application and claimed in any other patent application giving rise to Patent Rights; provided, however, that if no patent claiming priority from the Provisional Patent Application actually issues in the United States, Japan or the European Patent Office within the first five (5) Royalty Years, the Instrument Royalty shall be reduced to 2% of
               Quantech's Net Sales of Royalty-Bearing Instruments until such date as PE notifies Quantech in writing that such a patent has been issued by at least one of the United States, Japan and the European Patent Office. On any such date, the Instrument Royalties on any Royalty-Bearing Instruments falling within the scope of any claim of such issued patent shall again be 4% of Quantech's Net Sales of Royalty-Bearing Instruments.

          c) Quantech shall pay Sublicense Royalties of 15% of all Quantech Sublicensee Royalties.

     4.2. Minimum Royalties. Quantech does not need to make any minimum payments to PE for any of the first 3 Royalty Years. At the beginning of the fourth Royalty Year, and for every Royalty Year thereafter, the Minimum Royalty shall be $500,000 for a given year. If the cumulative Total Royalties payable under Section 4.1 during the term of this Agreement, including any Deficiency Payment (defined below), are less than the cumulative Minimum Royalty at the end of any Royalty Year, Quantech shall pay, with the payment for the last Calendar Quarter for such Royalty Year, a non-refundable Deficiency Payment in an amount sufficient to bring the total payments to PE up to the cumulative Minimum Royalty. If Quantech shall not make a sufficient and timely Deficiency Payment, PE may notify Quantech of its failure to reach the cumulative Minimum Royalty. If Quantech shall fail to pay a sufficient Deficiency Payment within two months of PE's notice, Quantech's license rights granted in Section 2 shall immediately terminate. Quantech shall not have any right to a refund of any payments made under this Section 4.2 upon termination of this Agreement.

     4.3. Status Reports. If Quantech shall not have begun selling Licensed Products within one year of the Effective Date of this Agreement, at the end of each Calendar Quarter thereafter Quantech shall deliver to PE a Statement of Intent signed by a duly authorized employee of
          Quantech (initially Gregory Freitag) stating that Quantech is continuing to pursue commercialization of Licensed Products. The obligation to provide such quarterly Statements of Intent shall terminate upon the earlier of the first royalty payment under Section
          4.1 or the payment of the Deficiency Payment under Section 4.2. If Quantech shall fail to timely deliver a Statement of Intent, PE may notify Quantech of this failure. If Quantech fails to deliver the Statement of Intent within two months of PE's notice, Quantech's license rights granted in Section 2 shall immediately terminate.

     4.4. Reports and Payments. Within thirty (30) days after the end of each Calendar Quarter, Quantech shall provide PE with a written report itemizing the number of Licensed Consumables and the number of Licensed Instruments sold, the Net Sales price of each Licensed Product and a calculation of the Royalty for such Calendar Quarter. PE shall respond in writing to confirm agreement with reported sales and proposed payments which will cause Quantech to pay the entire Total Royalties to PE within 30 days.

     4.5. Records. Quantech agrees to keep accurate written records sufficient in detail to enable the royalties payable under this Agreement by Quantech to be determined and verified. Such records for a particular calendar year shall be retained by Quantech for a period consistent with its then corporate record retention policy.

     4.6. Audit of Records. Upon reasonable notice and during regular business hours, Quantech shall make available such records for audit by an independent accountant selected by PE to verify the accuracy of the reports provided to PE. Such audits shall be at the expense of PE, provided, however, that if any such audit reveals underpayment of royalties by the greater of $50,000 or 10% then Quantech shall pay the cost of such audit.


5.   TERM AND TERMINATION

     5.1. Term. Unless license rights are otherwise terminated under provisions of this Article 5, royalties owed pursuant to this Agreement shall continue for twenty years from the execution of this Agreement or until the expiration of all Patent Rights, whichever is later, after which the Quantech License shall be deemed fully paid-up.

     5.2. Termination. If either party breaches any of the material terms, conditions or agreements of this Agreement, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the breaching party thirty (30) days notice in writing, particularly specifying the breach. Such notice of termination shall not be effective if the other party cures the specified breach within such thirty (30) day period, or, in the case of breaches not reasonably curable within such thirty (30) days, if such party commences the cure thereof within such thirty (30) days and diligently thereafter prosecutes such cure.

     5.3. Survival. Without limitation, termination of this Agreement shall not relieve Quantech from its obligation to make all royalty payments and reports, including a terminal report, provided for herein. PE shall have the right to make a final audit within 60 days after receiving Quantech's terminal report.

     5.4. Sale of  Inventory.  Upon  termination  of the  Licenses  pursuant  to
          Section 5.2, Quantech shall cease production of Licensed Products. Quantech shall be permitted to sell its inventory of Licensed Products, and shall provide PE with a terminal royalty report within 30 days after the last such sale of Licensed Products.

     5.5. Sublicenses. Termination of this Agreement shall cause sublicenses granted hereunder to revert to PE.

     5.6. End-User Licenses. Any license to end users will remain in effect upon termination of this agreement and at no additional payment by the end user.


6.   CONFIDENTIALITY

     6.1. Intellectual Property. The parties acknowledge that the PE Confidential Information and the Quantech Confidential Information are proprietary and confidential. The parties respectively agree, therefore, to make all commercially reasonable efforts to preserve the confidentiality of such information. Notwithstanding the foregoing, a party may disclose such information as follows:

          a) If disclosure is required by any applicable government agency, regulation, or statute; however, the other party shall be notified in time to permit it to obtain a protective order with respect to such Confidential Information; or

          b)   If prior written consent is obtained from the other party.

     6.2. Disclosure of Agreement. Neither party may make any public announcement regarding this Agreement or otherwise disclose the terms of this Agreement without the prior approval of the other party except as required by law.


7.   QUANTECH'S REPRESENTATIONS AND WARRANTIES

     7.1. Right to Grant License. Quantech represents and warrants to PE that, aside from the restrictions on it set forth in the Serono Agreement (as defined in the December Agreement), it has the full and unrestricted right to enter into this Agreement.

     7.2. Product Liability. Quantech hereby agrees to indemnify, defend and hold PE harmless from and against any and all claims, actions, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees, in connection with any product liability claims arising in connection with this License Agreement or any Licensed
          Products Quantech manufactures, has manufactured, uses or sells hereunder.

     7.3. Limitation of Representations. Nothing in this Agreement shall be construed as (i) a warranty or representation by Quantech that any Licensed Product or any process practiced under the PE License does not infringe any patents of third persons; or (ii) a requirement that Quantech file any patent application, secure any patent, maintain any patent in force, or bring or prosecute actions or suits against third parties for infringement of any patent; or (iii) granting by implication, estoppel, or otherwise any license other than that specifically granted herein.

     7.4. DISCLAIMER OF WARRANTIES. THE WARRANTY SET FORTH ABOVE IS PROVIDED ONLY TO PE AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY QUANTECH WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. NO AGENT, EMPLOYEE OR REPRESENTATIVE OF QUANTECH HAS ANY AUTHORITY TO BIND PE TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY EXCEPT AS STATED IN THIS WRITTEN WARRANTY POLICY.


8.   PE'S REPRESENTATIONS AND WARRANTIES

     8.1. Right to Grant License. PE represents and warrants to Quantech that it has the full and unrestricted right to enter into this Agreement and to grant the licenses set forth in Section 2.

     8.2. Product Liability. PE hereby agrees to indemnify, defend and hold Quantech harmless from and against any and all claims, actions, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees, in connection with any product liability claims arising in connection with this License Agreement or any Licensed Products PE manufactures, has manufactured, uses or sells hereunder.

     8.3. Limitation of Representations. Nothing in this Agreement shall be construed as (i) a warranty or representation by PE as to the validity or scope of any Patent Rights or that any Licensed Product or any process practiced under the Quantech License does not infringe any patents of third persons; or (ii) a requirement that PE file any patent application, secure any patent, maintain any patent in force, or bring or prosecute actions or suits against third parties for infringement of any patent; or (iii) granting by implication, estoppel, or otherwise any license other than that specifically granted herein.

     8.4. DISCLAIMER OF WARRANTIES. THE WARRANTY SET FORTH ABOVE IS PROVIDED ONLY TO QUANTECH AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY PE, WITH RESPECT TO THE PATENT RIGHTS, PE KNOW-HOW OR ANY LICENSED PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A
          PARTICULAR  PURPOSE,  NON-INFRINGEMENT  AND  WARRANTIES  ARISING  FROM
          COURSE OF DEALING OR USAGE OF TRADE. NO AGENT, EMPLOYEE OR REPRESENTATIVE OF PE HAS ANY AUTHORITY TO BIND PE TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY EXCEPT AS STATED IN THIS WRITTEN WARRANTY POLICY.


9.   LITIGATION

     9.1. Charges of Quantech Infringement. If notice is received by either party charging that any Licensed Product(s) made by, made for, used by or sold by Quantech infringes any patent, copyright, trade secret, intellectual property, or other proprietary right of such third party, the party receiving such notice will promptly notify the other party to this Agreement. Quantech and PE agree to enter into discussions, and where necessary, to work out, if possible, a mutually acceptable change in such Licensed Product(s) to avoid such alleged infringement. If no such mutually satisfactory change can be worked out, Quantech and PE agree to collaborate and enter into discussions with such third party for the purpose of negotiating a settlement. If no settlement can be agreed upon, Quantech shall have the right but not the obligation to defend any suit for infringement brought against it by the third party. If Quantech shall elect not to defend such an infringement suit, Quantech shall promptly notify PE to that effect and PE shall thereafter have the right but not the obligation to defend the suit.

     9.2. Charges of Third Party Infringement. If either party knows or has reason to believe that any rights in any Joint Invention or any rights under the Patent Rights, Quantech Intellectual Property or PE Intellectual Property licensed hereunder is being infringed directly, by inducement, or contributorily by a third party, the party possessing such knowledge or belief shall promptly notify the other party thereof. PE shall have the first right to commence judicial proceedings for its own benefit to attempt to stop such infringement but shall not be obligated to do so. If, within one hundred eighty
          (180) days after first obtaining such knowledge or belief concerning infringement, PE has failed either to stop such infringement or to initiate judicial proceedings, or if PE in writing so authorizes Quantech, Quantech shall have the right to initiate for its own benefit such judicial proceedings in its own name provided, however, that Quantech shall indemnify, defend and hold PE harmless against any costs, fees, damages, liabilities or other expenses relating thereto. The party initiating judicial proceedings shall be entitled to retain any award resulting therefrom.

     9.3. Validity and Construction. If a judgment or decree is entered in any proceeding in which the validity or infringement of any claim of any Patent Rights is in issue, which judgment or decree is not appealed or further appealable (such judgment or decree being hereinafter referred to as an "Irrevocable Judgment"), the validity of and/or construction placed upon any such claim by the Irrevocable Judgment shall thereafter be followed. If there are two or more conflicting Irrevocable Judgments with respect to the same claim, the decision of the higher court shall be followed. If an Irrevocable Judgment holds one or more of the Patent Rights or any claims thereof to be invalid or unenforceable, Quantech hereby agrees, in consideration of its freedom to make, use and sell Licensed Products prior to such Irrevocable Judgment without fear of suit by PE, and of PE's refraining from bringing suit against Quantech for infringement, and regardless of whatever action Quantech might take subsequent to such Irrevocable Judgment, that it shall not be entitled to the retention or return of any royalties, Deficiency Payment or Minimum Royalty Payment payable or paid by Quantech to PE hereunder prior to the date of such Irrevocable Judgment.


10.  MISCELLANEOUS PROVISIONS

     10.1.Trademarks. Nothing in this Agreement shall be deemed to grant either party any right to use any trademark owned by the other party in connection with the sales of the party's products.

     10.2.Marking. Quantech shall use all commercially reasonable efforts to see to it that all Licensed products sold shall be appropriately marked with the applicable patent number(s) of the Patent Rights, in conformity with applicable law.

     10.3.LIMITATION  OF REMEDIES.  PE SHALL HAVE NO LIABILITY TO ANY PERSON FOR
          INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY DESCRIPTION, WHETHER ARISING OUT OF WARRANTY OR CONTRACT, NEGLIGENCE OR OTHER TORT, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOST PROFITS OR LOST BUSINESS OPPORTUNITY.

     10.4.Survival.    All   of    the    representations,    warranties,    and
          indemnifications made in this Agreement and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, including the obligations of confidentiality, shall survive such termination and continue thereafter in full force and effect.

     10.5.Complete Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter described in this Agreement and shall supersede all previous negotiations, commitments or writings regarding such subject matter, including the December Agreement.

     10.6.Waiver,   Discharge,   etc.  This   Agreement  may  not  be  released,
          discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     10.7.Applicable Law. This Agreement shall be governed by, and interpreted in accordance with the laws of the State of New York.

     10.8.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors or assigns, provided that, except as otherwise provided herein, the rights and obligations of either party under this Agreement may not be assigned without the written consent of the other party, which consent shall not be unreasonably withheld.

     10.9.Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivery to the other party.

    10.10.Titles  and  Headings;  Construction.  The  titles  and   headings  to
          Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

    10.11.Benefit.  Nothing   in  this   Agreement,  expressed  or  implied,  is
          intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10.12.Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given, when received, if personally delivered or delivered by telegram, telex or facsimile, or, when deposited, if placed in the U.S. Mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the addresses set forth on the first page of this Agreement. Addresses may be changed by written notice given pursuant to the provisions of this paragraph; however, any such notice shall not be effective, if mailed, until five (5) working days after depositing in the U.S. Mails or when actually received, whichever occurs first.

    10.13.Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

    10.14.Execution  of Further  Documents.  Each  party  agrees  to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate to each, effective as of the date first above written.


Quantech Ltd.                             The Perkin-Elmer Corporation


By:                                       By:
Name:    Gregory G. Freitag               Name:     David H. Tracy

Title:   COO & CFO                        Title:    VP, AI Science & Technology